UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2014
STARTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 E. Maplewood Ave., Suite 100 Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 262-4500

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On June 24, 2014, StarTek, Inc. (the "Company") announced the planned closure of our Heredia, Costa Rica facility. This closure is part of the Company’s efforts to optimize capacity across all locations. The Company expects to cease operations at the Heredia facility in the third quarter of 2014.
The major costs expected to be incurred with closing the Costa Rica site are facility-related costs, primarily consisting of those costs associated with the real estate lease. The Company estimates that facility-related costs will be approximately $0.5 million to be paid through the remainder of the lease term, or December 2014, and expects to incur approximately $1.0 million in one-time employee termination benefits. The Company estimates that substantially all of the restructuring costs associated with these closures will be cash expenditures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description of Exhibit
99.1         Press Release dated June 24, 2014.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: June 24, 2014	By:	/s/ Lisa A. Weaver
Lisa A. Weaver Senior Vice President, Chief Financial Officer and Treasurer